Exhibit 99.1

Ambarella, Inc. Announces Third Quarter Fiscal 2014 Results

Revenue up 29% Year over Year

Contact:

Deborah Stapleton

650.470.4200

deb@stapleton.com

Dec. 5, 2013 -Santa Clara, CA – Ambarella, Inc. (NASDAQ: AMBA), a leading developer of low-power, HD video compression and image processing semiconductors, today announced financial results for its fiscal third quarter ended October 31, 2013.

Revenue for the third quarter of fiscal 2014 was $46.0 million, up 29% from $35.7 million in the same period in fiscal 2013. For the nine months ended October 31, 2013, revenue was $117.6 million, up 31% from $89.5 million for the nine months ended October 31, 2012.

Gross margin under U.S. generally accepted accounting principles (GAAP) for the third quarter of fiscal 2014 was 63.7%, compared with 64.5% for the same period in fiscal 2013. For the nine months ended October 31, 2013, GAAP gross margin was 63.1%, compared with 67.8% for the nine months ended October 31, 2012.

GAAP net income for the third quarter of fiscal 2014 was $9.1 million, or $0.30 per diluted ordinary share, compared with GAAP net income of $6.7 million, or $0.25 per diluted ordinary share, for the same period in fiscal 2013. GAAP net income for the nine months ended October 31, 2013 was $20.1 million, or $0.68 per diluted ordinary share. This compares with GAAP net income of $14.5 million, or $0.51 per diluted ordinary share, for the nine months ended October 31, 2012.

Gross margin on a non-GAAP basis for the third quarter of fiscal 2014 was 63.8%, compared with 64.5% for the same period in fiscal 2013. For the nine months ended October 31, 2013, non-GAAP gross margin was 63.2%, compared with 67.9% for the nine months ended October 31, 2012.

Non-GAAP net income for the third quarter of fiscal 2014 was $11.1 million, or $0.37 per diluted ordinary share. This compares with non-GAAP net income of $8.1 million, or $0.31 per diluted ordinary share, for the same period in fiscal 2013. Non-GAAP net income for the nine months ended October 31, 2013 was $25.0 million, or $0.84 per diluted ordinary share. This compares with non-GAAP net income of $17.7 million for the nine months ended October 31, 2012, or $0.65 per diluted ordinary share.

Ambarella reports gross margin, net income and earnings per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes stock-based compensation expense and the associated tax impact. A reconciliation of the GAAP to non-GAAP gross margin, net income and earnings per share numbers, as well as a description of the items excluded from the non-GAAP calculations, is included in the condensed consolidated financial statements portion of this press release.

Cash and cash equivalents at the end of the third fiscal quarter of 2014 were $128.1 million, compared with $118.3 million at the end of the immediately preceding quarter and $94.8 million at the end of the same quarter a year ago.

“We are very pleased with our execution across major markets as demonstrated by the strong Q3 year- over-year growth of 29%,” said Fermi Wang, President and CEO of Ambarella. “Our penetration into the fast growing, professional and consumer IP security markets continued in the quarter, reflecting our strong competitive position, as well as our broad product roadmap. In sports cameras, market leader GoPro introduced 2 new models based on Ambarella technology that deliver industry leading features at both 1080p60 and 4K resolutions.

“This is an exciting time for our company as we continue to develop products on leading edge technology that we believe will enable us to continue to offer our customers the best resolutions and exceptional compression technology without compromising power efficiency,” he said.

Quarterly Conference Call

Ambarella plans to hold a conference call at 5 p.m. Eastern Time / 2 p.m. Pacific Time today with Fermi Wang, Chief Executive Officer, and George Laplante, Chief Financial Officer, to discuss third quarter fiscal 2014 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834, participant passcode: 97325330. Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella, Inc. (NASDAQ: AMBA), is a leading developer of low-power, high-definition (HD) video compression and image processing solutions. The company’s products are used in a variety of HD cameras including security IP-cameras, wearable sports cameras, and automotive video camera recorders. Ambarella technology is also used in television broadcasting with TV programs being transmitted worldwide using Ambarella compression chips. For more information about Ambarella, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the comments of our CEO relating to expansion of our target markets, the ability of our technology and product features to gain market acceptance and design wins, our ability to continue to introduce new and enhanced solutions, and the ability of our customer’s products to gain market acceptance. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of our future performance.

The success of our business is subject to risks and uncertainties that include, but are not limited to, risks associated with revenue being generated from new customers or design wins, neither of which is assured; our growth strategy; our ability to anticipate future market demands and future needs of our customers; our plans for future products; our ability to introduce new and enhanced solutions, our ability to retain and expand customer relationships and to achieve design wins; our ability to successfully enter new markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, future annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2013 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the information contained in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income, and earnings per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

The company has provided below reconciliations between its non-GAAP financial measures to its most directly comparable GAAP financial measures.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
Revenue	$45,990	$35,669	$117,641	$89,548
Cost of revenue	16,689	12,679	43,356	28,821

Gross profit	29,301	22,990	74,285	60,727

Operating expenses:
Research and development	13,476	10,802	35,767	31,631
Selling, general and administrative	5,761	4,603	16,303	12,812

Total operating expenses	19,237	15,405	52,070	44,443
Income from operations	10,064	7,585	22,215	16,284
Other income (loss), net	(12)	137	(28)	139

Income before income taxes	10,052	7,722	22,187	16,423
Provision for income taxes	926	1,005	2,066	1,878

Net income	$9,126	$6,717	$20,121	$14,545

Net income per share attributable to ordinary shareholders:
Basic	$0.33	$0.27	$0.73	$0.55

Diluted	$0.30	$0.25	$0.68	$0.51

Weighted-average shares used to compute net income per share attributable to ordinary shareholders:
Basic	27,836,086	12,068,819	27,432,301	9,049,864

Diluted	30,355,230	13,415,091	29,754,837	10,506,293

The following table presents details of stock-based compensation expense included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$47	$30	$115	$59
Research and development	1,385	905	3,259	1,979
Selling, general and administrative	1,029	550	2,286	1,403

Total stock-based compensation	$2,461	$1,485	$5,660	$3,441

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
	(unaudited)
GAAP net income	$9,126	$6,717	$20,121	$14,545
Two-class method - allocation to participating securities	(8)	(3,474)	(27)	(9,570)
Treasury stock method - additional allocation to ordinary shares	—	155	2	432

GAAP net income - diluted	$9,118	$3,398	$20,096	$5,407

Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	2,000	1,388	4,911	3,166
Two-class method - additional allocation to participating securities	(3)	(631)	(7)	(1,824)
Treasury stock method - additional allocation to ordinary shares	1	36	1	116

Non-GAAP net income - diluted	$11,116	$4,191	$25,001	$6,865

GAAP - diluted weighted average shares	30,355,230	13,415,091	29,754,837	10,506,293
Non-GAAP - diluted weighted average shares	30,355,230	13,415,091	29,754,837	10,506,293
GAAP - diluted net income per share	$0.30	$0.25	$0.68	$0.51
Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	0.07	0.10	0.16	0.30
Non-GAAP adjustment to two-class method diluted net income	—	(0.05)	—	(0.17)
Non-GAAP adjustment to treasury stock method diluted net income	—	0.01	—	0.01
Non-GAAP - diluted net income per share	$0.37	$0.31	$0.84	$0.65

The difference between GAAP and non-GAAP gross margin was 0.1% for each period other than the third quarter of fiscal 2013 for which there was no difference. The difference was due to the effect of stock-based compensation, as disclosed in the table above, and the associated tax impact recorded for GAAP purposes.

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	October 31,	January 31,
	2013	2013
	(unaudited)
ASSETS
Current assets:
Cash	$128,051	$100,494
Accounts receivable, net	25,449	20,153
Inventories	13,010	8,918
Restricted cash	3	3
Deferred tax assets, current	1,073	1,220
Prepaid expenses and other current assets	1,998	2,360

Total current assets	169,584	133,148
Property and equipment, net	3,025	2,536
Deferred tax assets, non-current	1,105	938
Other assets	1,970	1,981

Total assets	$175,684	$138,603

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	14,139	7,051
Accrued liabilities	12,066	14,042
Income taxes payable	77	286
Deferred revenue, current	3,552	3,451

Total current liabilities	29,834	24,830
Other long-term liabilities	1,427	1,441

Total liabilities	31,261	26,271

Preference shares	—	—
Shareholders’ equity:
Ordinary shares	13	12
Additional paid-in capital	103,880	91,911
Retained earnings	40,530	20,409

Total shareholders’ equity	144,423	112,332

Total liabilities and shareholders’ equity	$175,684	$138,603